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                                                                     EXHIBTI 4.4

                    Advisory Warrant to purchase Common Stock issued by Comdial Corporation to Commonwealth Associates, L.P.

     THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT OR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT.

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                               COMDIAL CORPORATION

AW-1

     This is to Certify That, FOR VALUE RECEIVED, Commonwealth Associates, L.P. or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Comdial Corporation, a Delaware corporation (the "Company"), Two Million Two Hundred Fifty-Seven Thousand Two Hundred Sixty-Eight (2,257,268) fully paid, validly issued and nonassessable shares of the common stock of the Company ("Common Stock") at a price of $.01 per share at any time or from time to time during the period commencing on the date the Company obtains shareholder approval of an amendment to its certificate of incorporation to increase the number of authorized shares of Common Stock to not less than 100,000,000 (the "Approval") through June 21, 2007 (the "Exercise Period"). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price". This Warrant is being issued pursuant to a financial advisory services agreement dated June 7, 2002 between the Company and Commonwealth Associates, L.P. ("Commonwealth") relating to a bridge financing (the "Bridge Financing") and debt restructuring on behalf of the Company. Upon the final closing of the Bridge Financing, this Warrant, together with warrants of like tenor to be issued to Commonwealth and/ or its designees (collectively, the "Warrants"), shall constitute, in the aggregate, warrants to purchase five percent (5%) of the Company's outstanding Common Stock on a fully-diluted basis immediately following the final closing or termination of the Bridge Financing.

     (a)  EXERCISE OF WARRANT.

          (1) This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period; provided, however, that (i) if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next

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succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, prior to termination of the Exercise Period, the Holder shall have the right to exercise this Warrant commencing at such time through the termination of the Exercise Period into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of this Warrant following the receipt of good and available funds, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee and bearing a restrictive legend substantially similar to the one set forth on the front page of this Warrant. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. As of the end of business on the date of receipt by the Company of this Warrant at its office in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares shall not then be physically delivered to the Holder.

          (2) At any time during the Exercise Period, the Holder may, at its option, exercise this Warrant on a cashless basis by exchanging this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section (a)(2), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a properly prepared notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder as soon as practicable following the Exchange Date and, if deemed appropriate by the Company, bearing a restrictive legend substantially similar to the one set forth on the front page of this Warrant. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock. Current market value shall have the meaning set forth Section (c) below, except that for purposes hereof, it shall mean the highest price for the five days immediately preceding the date of the Notice of Exchange.

     (b) RESERVATION OF SHARES. The Company shall at all times after receipt of the Approval reserve for issuance and/or delivery upon exercise of the Warrants such number of

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shares of Common Stock as shall be required for issuance and delivery upon exercise of the Warrants. Prior to receipt of the Approval, the Company shall reserve the maximum number of shares available for issuance and/or delivery upon exercise of the Warrants.

     (c) FRACTIONAL SHARES. No fractional shares or scrips representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

          (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on such trading day or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market; or

          (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, but are traded in the over-the-counter market, the current market value shall be the mean of the average of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. for such trading day; or

          (3) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to such business day, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

     (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed by the Holder and funds sufficient to pay any transfer tax delivered by the Holder, the Company shall, without charge, subject to the Holder's compliance with the restrictive legend set forth on the front page of this Warrant, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the denominations in which new warrants are to be issued to the Holder and signed by the Holder hereof. The term "Warrants" as used herein includes any warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

                                       3

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     (e)  RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

     (f) ADJUSTMENT PROVISIONS. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (1) In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding Common Stock in shares of Common Stock,
(ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

          (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (1), the number of Warrant Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted to the number of Warrant Shares resulting from multiplying the number of Warrant Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price, as adjusted.

          (3) In the event that at any time, as a result of an adjustment similar to any adjustment made pursuant to Subsection (1) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsection (1) above.

          (4) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Warrant.

     (g) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected,

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then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

     (h) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction and to the extent reasonably deemed necessary, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (h) shall similarly apply to successive reclassifications, capital reorganizations and changes of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

     (i) REGISTRATION UNDER THE SECURITIES ACT OF 1933. The holders of this Warrant and the Warrant Shares or their transferees (other than a transferee who acquires shares pursuant to Rule 144 or an effective registration statement) shall be entitled to the piggy-back registration rights set forth in the Bridge Subscription Agreement (the "Subscription Agreement") dated as of June 20, 2002, between the Company and ComVest Venture Partners, L.P., an affiliate of Commonwealth. The provisions of Sections 5.2 through 5.5 of Article V of the Subscription Agreement, which is available for inspection upon request, are incorporated herein by reference as if fully set forth herein.

     (j) MODIFICATION OF AGREEMENT. The provisions of this Warrant may from time to time be amended, modified or waived, if such amendment, modification or waiver is applicable to all of the Warrants and is in writing and consented to by the Company and the holders of at least a majority of the outstanding Warrants and Warrant Shares and such

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amendment, modification or waiver shall be binding upon the holder of this
Warrant (and any assignee thereof) regardless of whether the holder consented to such amendment, modification or waiver; provided that nothing shall prevent the Company and a Holder from consenting to modifications to this Warrant which affect or are applicable to such Holder only.

                                     COMDIAL CORPORATION

                                     By: /s/ Paul K. Suijk
                                        -------------------------------
                                        Paul K. Suijk, Chief Financial Officer

Dated: June 21, 2002

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                                  PURCHASE FORM

                                                         Dated _________________

(1) The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _____ shares of Common Stock of Comdial Corporation (or such number of shares of Common Stock or other securities or property to which the undersigned is entitled in lieu thereof or in addition thereto under the provisions of the Warrant).

(2) The undersigned elects to exercise the within Warrant on a cashless basis pursuant to the provisions of Section (a)(2) of the Warrant by checking below:

                  ______ check if cashless exercise; or

(3) The undersigned encloses herewith a bank draft, certified check or money order payable to the Company in payment of the exercise price determined under, and on the terms specified in, the Warrant.

(4) The undersigned hereby irrevocably directs that the said shares be issued and delivered as follows:

Name(s) in Full            Address(es)               Number of Shares        S.S. or IRS #
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------


_______________________________
Signature of Subscriber


_______________________________
Print Name

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                                 ASSIGNMENT FORM

                  FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers unto


Name __________________________________________
(Please typewrite or print in block letters)


Address _______________________________________

the right to purchase Common Stock represented by this Warrant to the extent of _____ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint ___________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date ____________________

Signature ______________________

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